SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 10, 2014 Date of earliest event reported: September 7, 2014

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the amendment to Kenneth P. West’s employment agreement included in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2014, Martha Stewart Living Omnimedia, Inc. (the “Company”) and Kenneth P. West, the Company’s Executive Vice President and Chief Financial Officer, entered into Amendment No. 1 (the “Amendment”) to that certain employment agreement, dated as of September 6, 2011, between the Company and Mr. West (the “Original Agreement”). The Amendment extends the term under the Original Agreement to September 7, 2017. Except as modified by the Amendment, all other terms and conditions of the Original Agreement remain in full force and effect.

Upon expiration of the term of Mr. West’s Original Agreement, Mr. West’s previously granted, unvested performance based awards lapsed and were cancelled. Therefore, in connection with the Amendment, the Company and Mr. West also entered into a Performance Stock Option Agreement, dated as of September 7, 2014, pursuant to which Mr. West was granted 100,000 premium priced, performance-vested options to purchase the Company’s Class A Common Stock, par value $0.01 (the “Stock”). The Performance Stock Option Agreement provides that (w) 25,000 Performance-Vested Options shall be priced at $6 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during September 7, 2014 through September 7, 2017 (the “Performance Period”) has been at least $6, (x) 25,000 Performance-Vested Options shall be priced at $8 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $8, (y) 25,000 Performance-Vested Options shall be priced at $10 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $10, and (z) 25,000 Performance-Vested Options shall be priced at $12 and shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $12, in each case subject to Mr. West remaining in continuous and active employment with the Company until such time.

The Company and Mr. West also entered into a Performance-Vested Restricted Stock Agreement, dated as of September 7, 2014, pursuant to which Mr. West was granted 120,000 performance vested restricted stock units representing the right to receive 120,000 shares of the Company’s Stock. The Performance-Vested Restricted Stock Agreement provides that (u) 30,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $5, (v) 30,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $6, (w) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $8, (x) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $10, (y) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $12, and (z) 15,000 Performance-Vested Restricted Stock Units shall vest at such time as the trailing average closing price of the Stock during any 30 consecutive trading days during the Performance Period has been at least $14, in each case subject to the Executive remaining in continuous and active employment with the Company until such time.

The foregoing summary of the Amendment is qualified in its entirety by the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	10.1	Amendment No. 1 to Employment Agreement, between Martha Stewart Living Omnimedia, Inc. and Kenneth P. West, dated September 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: September 10, 2014	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	10.1	Amendment No. 1 to Employment Agreement, between Martha Stewart Living Omnimedia, Inc. and Kenneth P. West, dated September 7, 2014.

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